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                             UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549
                            Amend Form 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report: 12-10-2004
Date of Earliest Event Reported: 12-07-2004

                         WIRELESS DATA SOLUTIONS, INC.
          (Name of small business issuer as specified in its charter)

                    Commission File Number 333-47395

                   Utah                           93-0734888
         (State of Incorporation)  (I.R.S. Employer Identification No.)

                          2233 Roosevelt Rd
                               Suite #5
                         St. Cloud, MN 56301
               (Address of principal executive offices)
                          (320)-203-7477
                      (Issuer's Telephone number)


Item 5 Other Events

An Agreement has been signed by the boards of Wireless Data
Solutions (traded OTC:WDSO), and IDA Corporation, a privately held company in Fargo North Dakota, whereby the two companies would merge.

The Agreement caps joint discussions directed at combining the two companies to make them both stronger within the industries they serve. It is also anticipated the combination will enable them to increase market share while providing a competitive advantage in the various fields of high technology products such as: VoIP (Voice over Internet Protocol) equipment, Digital Remote Control devices, and Fleet Mobile Data Terminal products. Products which employ GPS technology and proprietary software and that are oriented toward fleet vehicle tracking and other fleet related vehicle status reporting operations. The company's Mobile Data Terminals (MDTs) report and announce vehicle information to a dispatch location or central office using real-time wireless networks, they have the capacity to record and store all vehicle activity during the course of a workday. Management reports are then available to maximize the efficiency factor in vehicle operations and productivity, thereby providing customers with a compelling competitive advantage in the area served.
IDA Corp. has a long-standing, twenty-seven year reputation of designing and building electronic products and equipment. Their on site design engineering, and contract manufacturing have provided a wide variety of wireless applications used by the federal government, State/Local governments, and business entities worldwide. The company has provided communication solutions to such companies as M/A-COM formally General Electric Radio System products, US Navy, Federal Express, NASA and Lockheed. IDA has also developed a Global Tracking Data Center, which provides information relating to automatic GPS tracking. The system is called "TRAKIT", which utilizes various wireless networks to transport asset location information. The Global Tracking Data Center, using the TRAKIT system, is also capable of providing information to various customers' control centers simultaneously via Internet Based technology or a Local Area Network. This technology provides "hands on" monitoring of the desired collateral or equipment. Globally, IDA Corp. is one of only a few companies providing this service. The company just recently finished the development of a VoIP (Voice over Internet Protocol) product, which will be marketed globally.
The final combination of the companies is contingent on WDSO shareholder approval and raising a limited amount of equity funds on or before April 30, 2005.
Combined, the WDSO and IDA Corporation project revenues to exceed $3million the first year.

This discussion may include certain "forward looking" statements that reflect our current views with respect to future events and financial performance. Investors should be aware that actual results may differ materially from our expressed expectations because of risks and uncertainties inherent in future events; particularly those risks identified and set forth previously. Factors that could cause or contribute to such differences include, but are not limited to those discussed in this section. Investors should not unduly rely on these forward-looking statements. We undertake no duty to update the information in this discussion if any forward-looking statement later turns out to be inaccurate.


SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                    /S/ Patrick Makovec

                                                        Patrick Makovec
                                                  Chairman of the Board
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